Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT #1 TO THE PLASMA SUPPLY AGREEMENT

(HEPATITIS B PLASMA – BPC TO ADMA)

This Amendment #1 to the Plasma Supply Agreement (this “Amendment #1”), effective as of July 19, 2018 (“Effective Date”), is by and between Biotest Pharmaceuticals Corporation, a Delaware corporation, having a place of business at 901 Yamato Road, Suite 101, Boca Raton, Florida 33431 (“BPC”) and ADMA BioManufacturing, LLC, a Delaware limited liability company, having a place of business at 5800 Park of Commerce Boulevard NW, Boca Raton, Florida 33487 (“ADMA”).

WHEREAS, BPC and ADMA are Parties to that certain Plasma Supply Agreement, with an effective date of June 6, 2017, for the sale of hyperimmune plasma containing antibodies to the hepatitis B virus (“HEPATITIS B PLASMA”) (the “Agreement”); and

WHEREAS, the Parties wish to clarify and amend certain terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the respective promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

Amendment:

1.	Section A.2.b., shall be deleted in its entirety and replaced with the following:

b.        Notwithstanding the foregoing, during the Term, ADMA agrees to purchase its requirements for HEPATITIS B PLASMA needed for the production of the Product exclusively from BPC unless (i) ADMA’s production of the Product requires in excess of [***] of HEPATITIS B PLASMA annually (with the first annual period commencing on the Effective Date and each one-year period thereafter commencing on the applicable anniversary of the Effective Date), (ii) BPC is unable to supply ADMA’s requirements for HEPATITIS B PLASMA needed for the production of the Product or (iii) BPC elects not to supply in excess of [***] of HEPATITIS B PLASMA, then ADMA shall have the right to purchase from third parties such excess quantities, or for the avoidance of doubt, supply such excess quantities itself from any ADMA owned plasma center. If ADMA is unable to secure HEPATITIS B PLASMA at a price which is within [***]% of the price ADMA pays to BPC, and BPC has elected to not supply such quantities of HEPATITIS B PLASMA to ADMA, BPC agrees to reimburse ADMA for the difference in price ADMA will incur due to BPC’s election to not supply.

2.	Section A.3, entitled, “PAYMENT TERMS” is hereby amended by deleting the address for Biotest Pharmaceuticals Corporation and replacing it with the following:

Biotest Pharmaceuticals Corporation

Accounts Payable

901 Yamato Road, Suite 101

Boca Raton, Florida 33431

Email: accountspayable@biotestpharma.com

3.	Section K, entitled “NOTICES,” is hereby amended by deleting “to BPC” notice section and replacing it with the following:

BPC Initials ______

ADMA Initials ______

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To BPC:

Ileana Carlisle

Chief Executive Officer

Biotest Pharmaceuticals Corporation

901 Yamato Road, Suite 101

Boca Raton, FL 33431

With a copy to:

Legal Department

Biotest Pharmaceuticals Corporation

901 Yamato Road, Suite 101

Boca Raton, FL 33431

4.	Exhibit “A,” entitled “PLASMA SPECIFICATION and QUALITY AGREEMENT,” is attached hereto.

 Miscellaneous:

Each party certifies that each of its representations and warranties set forth in this Amendment #1 is true and correct as of the date hereof as though made on the date hereof.

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect. This Amendment #1 shall govern in the event of any conflict between this Amendment #1 and the Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

This Amendment #1 and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

The Parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this Amendment #1.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment #1 to the Agreement to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

ADMA BioManufacturing, LLC		Biotest Pharmaceuticals Corporation

By:	/s/ Adam Grossman	By:	/s/ Donna Quinn

Name:	Adam Grossman	Name:	Donna Quinn

Title:	President and CEO	Title:	Vice President and General Counsel

Date:	July 19, 2018	Date:	July 19, 2018

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

PLASMA SPECIFICATION and QUALITY AGREEMENT